Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Inverness Medical Innovations, Inc. and subsidiaries
Waltham, Massachusetts
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-85658, 333-87180, 333-102577, 333-107288, 333-110715, 333-110716, 333-116659, 333-124461, 333-128017, 333-134412, 333-134574, 333-138889, 333-138919, 333-145249 and 333-158542), and Form S-8 (Nos. 333-67392, 333-74032, 333-85402, 333-90530, 333-106996, 333-106994 and 333-128937, 333-139878, 333-144258, 333-145893, 333-147242, 333-147585, 333-148573, 333-149264, 333-150793, 333-152362, 333-160279, 333-160280 and 333-161373) of Inverness Medical Innovations, Inc. and subsidiaries of our reports dated February 26, 2010, relating to the consolidated financial statements and our report on the effectiveness of Inverness Medical Innovations, Inc. and subsidiaries’ internal control over financial reporting, dated February 26, 2010, which appear in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2009.
/s/ BDO Seidman, LLP
Boston, Massachusetts
February 26, 2010